Exhibit 99.1 Press Release | For Distribution

Zix Reports First Quarter 2020 Financial Results

Cross-Selling Efforts Drive 15% Organic Revenue Growth to $52.4 Million, Coupled with Improving Profitability Demonstrating Business Model Resiliency

DALLAS — May 6, 2020 — Zix Corporation (Zix) (NASDAQ: ZIXI), a leading provider of cloud email security solutions, today announced financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Financial Highlights (results compared to the same year-ago quarter)

•	Revenue increased 79% to $52.4 million. Total overall organic revenue growth across Zix and AppRiver was 15%.

•	Annual recurring revenue (ARR) increased 15% organically to $214.3 million.

•

GAAP net loss attributable to common stockholders totaled ($3.1) million compared to net loss attributable to common stockholders of ($8.7) million. The company’s net loss attributable to common shareholders includes the effect of a deemed dividend to preferred shareholders of $2.2 million and acquisition-related expenses of $0.4 million.

•	GAAP fully diluted earnings (loss) per share attributable to common stockholders totaled ($0.06) compared to ($0.17).

•	Non-GAAP adjusted net income before deemed dividends and excluding deferred tax (benefit) expense totaled $6.7 million compared to $3.8 million.

•	Non-GAAP adjusted net income per share before deemed dividends and excluding deferred tax (benefit) expense increased 75% to $0.12.

•	Adjusted EBITDA increased 91% to $11.1 million, representing an adjusted EBITDA margin of 21%.

•	The company ended the quarter with $16.3 million in cash.

Recent Operational and Product Highlights

•	Zix added 66,470 mailboxes in Q1 2020, bringing the total number of mailboxes to 1,014,240.

•	AppRiver direct customers and Managed Service Provider partners (MSPs) started nearly 550 trials of ZixEncrypt and ZixArchive in Q1 2020, with an 85%+ conversion rate to paying customers.

•

Launched Secure Cloud to power the secure modern workplace, which combines the power of Zix’s and AppRiver’s proven security and compliance tools with a new digital platform and embedded threat intelligence to help customers drive productivity.

www.zixcorp.com 1

Exhibit 99.1 Press Release | For Distribution

•

In April of 2020, Zix implemented a plan to streamline the company’s operations to more closely align expenses to its projected revenue as well as position the company for continued operating performance and profitable growth. Zix expects the operational restructuring will reduce annualized non-GAAP operating expenses by approximately $9.0 million compared to its prior forecast. Further, Zix estimates it will recognize cash pre-tax charges to its GAAP financial results in Q2 2020 of between $2.0 million and $2.5 million, consisting of early retirements, severance, one-time termination benefits, and other restructuring related costs. These actions are expected to be completed by the end of the second quarter of 2020.

Management Commentary

“Our stable financial performance and uninterrupted operational execution in the first quarter is a testament to our team’s unwavering commitment to helping our customers and partners meet the challenges of today’s remote work environment,” said David Wagner, Zix’s Chief Executive Officer. “The COVID-19 pandemic is accelerating digital transformation and is increasing the need for robust business communications solutions that ensure organizations remain secure, compliant and productive. Our launch of Secure Cloud offers a new, secure modern workplace solution to empower our customers and partners to deliver business value in the digital workplace. It also embodies the complete integration of Zix and AppRiver, bringing together the best of our technologies to enable users to collaborate securely and productively across a broad range of communication channels and locations; capabilities that are essential in today’s remote work environment.

“Internally, we are focused on employee safety and our dedicated team is delivering for partners and customers to ensure the long-term health and viability of our business. Our 100% subscription business delivers essential productivity, security and compliance solutions to a diversified customer base with a concentration in the healthcare and financial services industries where our solutions are critical. However, we know that we are not immune to the current market dynamic. Many of our customers, especially our smaller customers, are struggling with decreased demand. As a result, we are focused on balancing profitability as we capitalize on the positive market momentum for digital transformation. We are confident in our long-term vision of growth through taking additional market share, facilitating the successful transition of our customer base to Secure Cloud, and operating our organization as efficiently as possible. Our success today will better position Zix in a post-COVID-19 environment and enable the realization of our vision to be the leading provider of cloud email security, compliance and productivity solutions for companies of all sizes.”

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Exhibit 99.1 Press Release | For Distribution

Zix’s Chief Financial Officer Dave Rockvam added: “We delivered on our revenue and EPS guidance for the quarter, demonstrating the resiliency of our business model and our focus on delivering profitable adjusted EBITDA growth on an absolute basis. We were also encouraged by our continued success within productivity, and we ended the quarter in a solid and durable liquidity position with $16.3 million in cash and $17 million available through our revolving credit facility. Additionally, the $9 million of annualized costs we recently took out of our business, along with our strong free cash flow generation and adjusted EBITDA outlook, provide us with enough cushion on our leverage ratio to meet our debt obligations. We have a plan and foundation in place to ensure we can navigate these uncertain times, and we believe that our industry-leading solutions, proven strategy and world-class team will enable us to capitalize on the digital transformation opportunity that’s already underway.”

First Quarter 2020 Corporate Financial Summary and Other Operational Metrics (1)

$ in Millions, except per share data	Q1 2020	Q1 2019	Change (2)
Revenue	$52.4	$29.3	79.0%
GAAP Net Income (Loss) Attributable to Common Stockholders	($3.1)	($8.7)	64.6%
GAAP Net Income (Loss) Per Share Attributable to Common Stockholders – Diluted	($0.06)	($0.17)	65.1%
Non-GAAP Adjusted Net Income Attributable to Common Stockholders (4)	$4.5	$1.3	236.7%
Non-GAAP Adjusted Net Income Per Share Attributable to Common Stockholders – Diluted (4)	$0.08	$0.03	207.3%
Non-GAAP Adjusted Net Income Before Deemed Dividends(4)	$7.3	$4.9	50.6%
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends - Diluted(4)	$0.14	$0.09	48.4%
Non-GAAP Adjusted Net Income Before Deemed Dividends Excluding Deferred Tax (Benefit) Expense(4)	$6.7	$3.8	78.0%
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends Excluding Deferred Tax (Benefit) Expense(4)	$0.12	$0.07	75.4%
EBITDA (3)(4)	$8.7	($3.5)	351.4%
EBITDA Margin	16.6%	(11.8%)	28.5 pts
Adjusted EBITDA (4)	$11.1	$5.8	91.0%
Adjusted EBITDA Margin (4)	21.2%	19.8%	1.3 pts

Total Billings	$55.8	$28.5	96.1%

(1)	Metrics include results from AppRiver, unless otherwise specified
(2)	Changes are based on actual numbers versus numbers shown in the columns, which may reflect rounding

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Exhibit 99.1 Press Release | For Distribution

(3)	Earnings before interest, taxes, depreciation and amortization
(4)	A reconciliation of GAAP to non-GAAP results is included in this press release and available on the Zix investor relations website at http://investor.zixcorp.com

Financial Outlook

Zix provides guidance based on current market conditions and expectations. The company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below, including risks and uncertainties associated with the COVID-19 pandemic.

For the second quarter of 2020, the company forecasts revenue to range between $52.0 million and $53.0 million, which implies a 10% to 12% organic growth rate compared to the same year-ago quarter. The company forecasts fully diluted GAAP earnings (loss) per share (attributable to common stockholders) to be in the range of ($0.07) and ($0.06) and fully diluted non-GAAP adjusted earnings per share (attributable to common stockholders) before deemed dividends and excluding deferred tax (benefit) expense to be in the range of $0.12 and $0.14 for the second quarter of 2020. The company forecasts adjusted EBITDA to be approximately 23% to 25% of forecast revenue for Q2 2020. The per share guidance figures are based on an approximate basic share count of 53.7 million for Q2 2020.

Based on management’s current visibility, the company has updated its revenue range for the full fiscal year of 2020 to reflect the currently anticipated impact of the COVID-19 pandemic on its operations. The company now forecasts revenue to range between $210 million and $217 million, representing an increase of between 21% and 25% compared to fiscal year 2019 and between 9% and 13% on an organic basis. The company also expects fully diluted GAAP earnings (loss) per share (attributable to common stockholders) to range between ($0.13) and ($0.09) and fully diluted non-GAAP adjusted earnings per share (attributable to common stockholders) before deemed dividends and excluding deferred tax (benefit) expense to be $0.56 to $0.58 for fiscal year 2020. The company forecasts adjusted EBITDA to be in the range of $51.0 million and $53.0 million (or 23% to 25% of forecast revenue) for 2020, representing a year-over-year increase of between 29% and 34% compared to fiscal year 2019. The per share figures are based on an approximate basic share count of 54.0 million for 2020. The company is withdrawing its full year 2020 Annual Recurring Revenue (ARR) forecast due to the current market conditions and uncertainties related to the ongoing COVID-19 pandemic.

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Exhibit 99.1 Press Release | For Distribution

Conference Call Information

Management will discuss these financial results and outlook on a conference call today (May 6, 2020) at 5:00 p.m. ET (2:00 p.m. PT).

A live webcast of the conference call will be available in the investor relations section of Zix’s website here. Alternatively, participants can access the conference call by dialing 1-855-853-6940 (U.S. toll-free) or 1-720-634-2906 (international) at least 15 minutes before the call and entering access code 9997693. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

An audio replay of the conference will be available for seven days by dialing 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the access code 9997693. An archive of the webcast will also be available on the Zix investor relations website.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, unified information archiving and bring your own device (BYOD) mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit www.zixcorp.com.

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Zix Company Contact Geoff Bibby 1-214-370-2241 gbibby@zixcorp.com	Zix Investor Contact Matt Glover and Tom Colton Gateway Investor Relations 1-949-574-3860 ZIXI@gatewayir.com

Forward-Looking Statements

As more fully described in Zix’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is expected to be filed with the SEC on May 11, 2020, the company has been actively monitoring the COVID-19 situation and its impact on both the company and the world in which we operate. The impact of COVID-19 and unprecedented measures to prevent its spread are affecting our business in various ways such as causing volatility in demand for our products, changes in customer behavior, including their spending and payment patterns, disruptions in the operations of our third party suppliers and business partners, and limitations on our employees’ ability to work and travel. We expect the ultimate significance of the impact on our financial and

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Exhibit 99.1 Press Release | For Distribution

operational results will be dictated by the length of time that these circumstances continue, which will depend on the currently unknowable extent and duration of the COVID-19 pandemic and governmental and public actions taken in response. These factors also make it more challenging for management to estimate the future performance of our business, particularly over the near term.

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue, annual recurring revenue, EBITDA, EBITDA margin, earnings or earnings per share, potential benefits of acquisitions and strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including but not limited to risks or uncertainties related to the completion and integration of acquisitions, the effects of our debt and equity financing transactions, year-end adjustments to previously reported preliminary unaudited financial information, market acceptance of both existing and new Zix solutions, changing market dynamics resulting from technological change, innovation and continuing customer migration to the cloud, changes in the competitive ecosystem, how privacy and data security laws may affect demand for Zix data protection solutions, and business disruptions, uncertainty and market instability stemming from the COVID-19 pandemic and governmental actions related thereto. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix’s business and its financial and other results can be found in the risk factors section of Zix’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, each as filed with the Securities and Exchange Commission, as those risk factors may be supplemented in subsequent filings.

We monitor ARR as an operating metric, which we define as the aggregate annualized contract value attributable to recurring revenue contracts as of the end of the applicable reporting period. We calculate ARR by determining the annual or monthly revenue of subscription agreements that are active as of the end of the applicable period and multiplying by 1 or 12. We monitor this metric to aid in determining to what extent individual customer relationships, considered in the aggregate, are growing or declining in financial magnitude. ARR is an operating metric derived as of the date of determination, and should be viewed independently of revenue, unearned revenue and any other GAAP financial measure over any period.

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ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020 (unaudited)	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$16,295,000	$13,349,000
Receivables, net	13,037,000	10,081,000
Prepaid and other current assets	4,796,000	4,984,000

Total current assets	34,128,000	28,414,000
Property and equipment, net	8,368,000	8,591,000
Operating lease assets	9,709,000	10,128,000
Other assets and deferred costs	12,302,000	11,968,000
Intangible Assets, Net	142,993,000	145,876,000
Goodwill	170,377,000	171,209,000
Deferred tax assets	37,423,000	36,535,000

Total assets	$415,300,000	$412,721,000

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$26,118,000	$28,132,000
Deferred revenue	42,417,000	40,757,000
Other current liabilities	5,674,000	6,135,000

Total current liabilities	74,209,000	75,024,000
Long-term liabilities:
Deferred revenue	1,994,000	2,524,000
Operating and finance lease liabilities	8,712,000	9,105,000
Debt	184,107,000	178,250,000

Total long-term liabilities	194,813,000	189,879,000

Total liabilities	269,022,000	264,903,000
Total preferred stock	108,756,000	106,527,000
Total stockholders’ equity	37,522,000	41,291,000

Total liabilities, preferred stock and stockholders’ equity	$415,300,000	$412,721,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$52,434,000	$29,300,000

Cost of revenue	26,079,000	11,139,000

Gross profit	26,355,000	18,161,000
Operating expenses:
Research and development	5,386,000	4,147,000
Selling, general and administrative	20,029,000	20,264,000

Total operating expenses	25,415,000	24,411,000

Operating income	940,000	(6,250,000)
Operating margin	2%	-21%

Other income (expense)
Investment and other income (expense)	(15,000)	92,000
Interest expense and other expense	(2,648,000)	(1,255,000)

Total other income (expense)	(2,663,000)	(1,163,000)

Income before income taxes	(1,723,000)	(7,413,000)
Income tax benefit (expense)	870,000	1,148,000

Net (loss) income	$(853,000)	$(6,265,000)

Deemed and accrued dividends on preferred stock	(2,229,000)	(2,433,000)

Net (loss) income attributable to common shareholders	$(3,082,000)	$(8,698,000)

Basic (loss) income per share attributable to common shareholders:	$(0.06)	$(0.17)

Diluted (loss) income per share attributable to common shareholders:	$(0.06)	$(0.17)

Shares used in per share calculation - basic	53,496,042	52,713,576

Shares used in per share calculation - diluted	53,496,042	52,713,576

Other Comprehensive income, net of tax:
Foreign currency translation adjustments	(905,000)	(32,000)

Comprehensive (loss) income	$(1,758,000)	$(6,297,000)

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Operating activities:
Net (loss) income	$(853,000)	$(6,265,000)
Non-cash items in net income	9,998,000	(1,447,000)
Changes in operating assets and liabilities	(4,738,000)	7,295,000

Net cash provided by operating activities	4,407,000	(417,000)

Investing activities:
Purchases of property and equipment and capitalized software	(5,007,000)	(1,742,000)
Acquisition of business, net of cash acquired	—	(271,706,000)

Net cash used in investing activities	(5,007,000)	(273,448,000)

Financing activities:
Proceeds from issuance of series A preferred stock, net of offering costs	—	62,692,000
Proceeds from exercise of stock options	117,000	36,000
Proceeds from long term debt	6,000,000	175,000,000
Debt issuance costs	—	(6,389,000)
Repayment of long term debt	(460,000)	—
Repayment of finance lease obligations	(406,000)	—
Payment of acquisition-related contingent consideration	—	(415,000)
Purchase of treasury stock	(1,785,000)	(1,340,000)

Net cash provided used in financing activities	3,466,000	263,480,000

Effect of exchange rate changes on cash	80,000	(33,000)

(Decrease) Increase in cash and cash equivalents	2,946,000	(10,418,000)
Cash and cash equivalents, beginning of period	13,349,000	27,109,000

Cash and cash equivalents, end of period	$16,295,000	$16,691,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended March 31,
			2020	2019
Revenue:
GAAP revenue			$52,434,000	$29,300,000

Cost of revenue
GAAP cost of revenue			$26,079,000	$11,139,000
Stock-based compensation charges (1)	(A	)	(172,000)	(104,000)
Strategic consulting and litigation costs (2)	(B	)	(58,000)	(29,000)
Intangible Amortization (3)	(C	)	(2,607,000)	(634,000)
Corporate separation payment (4)	(D	)	—	(49,000)

Non-GAAP adjusted cost of revenue			$23,242,000	$10,323,000

Gross profit:
GAAP gross profit			$26,355,000	$18,161,000
Stock-based compensation charges (1)	(A	)	172,000	104,000
Strategic consulting and litigation costs (2)	(B	)	58,000	29,000
Intangible Amortization (3)	(C	)	2,607,000	634,000
Corporate separation payment (4)	(D	)	—	49,000

Non-GAAP adjusted gross profit			$29,192,000	$18,977,000

Research and development expense
GAAP research and development expense			$5,386,000	$4,147,000
Stock-based compensation charges (1)	(A	)	(337,000)	(175,000)
Strategic consulting and litigation costs (2)	(B	)	(106,000)	(171,000)
Intangible Amortization (3)	(C	)	(76,000)	(76,000)

Non-GAAP adjusted research and development expense			$4,867,000	$3,464,000

Selling and marketing expense
GAAP selling and marketing expense			$14,341,000	$9,934,000
Stock-based compensation charges (1)	(A	)	(544,000)	(432,000)
Strategic consulting and litigation costs (2)	(B	)	(39,000)	(401,000)
Intangible Amortization (3)	(C	)	(3,119,000)	(1,141,000)

Non-GAAP adjusted selling and marketing expense			$10,639,000	$7,482,000

General and administrative expense
GAAP general and administrative expense			$5,688,000	$10,330,000
Stock-based compensation charges (1)	(A	)	(938,000)	(518,000)
Strategic consulting and litigation costs (2)	(B	)	(177,000)	(6,417,000)
Corporate separation payment (4)	(D	)	—	(240,000)

Non-GAAP adjusted general and administrative expense			$4,573,000	$3,155,000

Operating income:
GAAP operating income			$940,000	$(6,250,000)
Stock-based compensation charges (1)	(A	)	1,991,000	1,229,000
Strategic consulting and litigation costs (2)	(B	)	380,000	7,018,000
Intangible Amortization (3)	(C	)	5,802,000	1,851,000
Corporate separation payment (4)	(D	)	—	1,028,000

Non-GAAP adjusted operating income			$9,113,000	$4,876,000

Adjusted Operating Margin			17.4%	16.6%

Net income:
GAAP net (loss) income			$(853,000)	$(6,265,000)
Stock-based compensation charges (1)	(A	)	1,991,000	1,229,000
Strategic consulting and litigation costs (2)	(B	)	380,000	7,018,000
Intangible Amortization (3)	(C	)	5,802,000	1,851,000
Corporate separation payment (4)	(D	)	—	1,028,000

Non-GAAP adjusted net income			$7,320,000	$4,861,000

Deferred tax (benefit) expense			(633,000)	(1,104,000)

Non-GAAP adjusted net income excluding deferred tax (benefit) expense			$6,687,000	$3,757,000

Deemed and accrued dividends on preferred stock			(2,229,000)	(2,433,000)

Adjusted Net income attributable to common stockholders			$4,458,000	$1,324,000

Diluted net income per common share:
GAAP net income per share before deemed dividends			$(0.02)	$(0.12)
Adjustments per share	(A-D	)	$0.16	$0.21

Non-GAAP adjusted net income per share before deemed dividends			$0.14	$0.09

Deferred tax (benefit) expense impact to Non-GAAP adjusted net income before deemed dividends per share	(E	)	$(0.01)	$(0.02)

Non-GAAP adjusted net income before deemed dividends per share excluding deferred tax (benefit) expense			$0.12	$0.07

Deemed dividends per share impact to Non-GAAP adjusted net income			$(0.04)	$(0.04)

Adjusted Net income per share attributable to common stockholders			$0.08	$0.03

Shares used to compute Non-GAAP adjusted net income per share - diluted			53,496,042	52,713,576

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended March 31,
			2020	2019
Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(F	)
Net income			$(853,000)	$(6,265,000)
Income tax provision			(870,000)	(1,148,000)
Interest expense			2,648,000	1,255,000
Depreciation			1,312,000	685,000
Amortization			6,481,000	2,005,000

EBITDA			8,718,000	(3,468,000)
Adjustments:
Stock-based compensation charges (1)	(A	)	1,991,000	1,229,000
Strategic consulting and litigation costs (2)	(B	)	380,000	7,018,000
Corporate separation payment (4)	(D	)	—	1,028,000

Adjusted EBITDA			$11,089,000	$5,807,000

Adjusted EBITDA margin			21.1%	19.8%
(1) Stock-based compensation charges are included as follows:
Cost of revenues			$172,000	$104,000
Research and development			337,000	175,000
Selling and marketing			544,000	432,000
General and administrative			938,000	518,000

			$1,991,000	$1,229,000

(2) Strategic consulting, acquisition, integration and litigation costs are included as follows:
Cost of revenues			58,000	29,000
Research and development			106,000	171,000
Selling and marketing			39,000	401,000
General and administrative			177,000	6,417,000

			$380,000	$7,018,000

(3) Intangible Amortization is included as follows:
Cost of revenues			2,607,000	634,000
Research and development			76,000	76,000
Selling and marketing			3,119,000	1,141,000

			$5,802,000	$1,851,000

(4) Corporate separation payment is included as follows:
Cost of revenues			—	49,000
Research and development			—	261,000
Selling and marketing			—	478,000
General and administrative			—	240,000

			$—	$1,028,000

(5) Net Income tax components:
Current tax (benefit)/expense			(237,000)	(44,000)
Deferred tax (benefit)/expense			(633,000)	(1,104,000)
			—	—

			$(870,000)	$(1,148,000)

This presentation includes Non-GAAP measures. Our Non-GAAP measures, including “Non-GAAP adjusted net income and net income per share excluding deferred tax expense” are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES OUTLOOK

	LOW	HIGH	LOW	HIGH
	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	June 30,	June 30,	December 31,	December 31,
	2020	2020	2020	2020
Revenue:
GAAP revenue	$52,000,000	$53,000,000	$210,000,000	$217,000,000

Diluted net income per common share:
GAAP net income	$(0.06)	$(0.07)	$(0.09)	$(0.13)
Stock-based compensation charges	$0.04	$0.04	$0.16	$0.19
Strategic consulting, acquisition and litigation costs	$0.00	$0.01	$0.01	$0.01
Intangible Amortization	$0.11	$0.12	$0.46	$0.48
Corporate separation payment	$0.03	$0.04	$0.04	$0.05

Non-GAAP adjusted net income per share	$0.13	$0.15	$0.58	$0.60

Deferred tax (benefit) expense	$(0.01)	$(0.01)	$(0.02)	$(0.03)

Non-GAAP adjusted net income before deemed dividends per share excluding deferred tax (benefit) expense	$0.12	$0.14	$0.56	$0.58

Deemed dividends per share impact to Non-GAAP adjusted net income	$(0.04)	$(0.04)	$(0.15)	$(0.16)

Adjusted Net income per share attributable to common stockholders	$0.08	$0.09	$0.41	$0.41

Shares used to compute Non-GAAP adjusted net income per share—diluted	53,700,000	53,700,000	54,000,000	54,000,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures, including “Non-GAAP adjusted net income per share excluding deferred tax expense” are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net Income excluding deferred tax (benefit) expense, Net income per share—diluted, Net income per share—diluted excluding deferred tax (benefit) expense, and EBITDA for non-cash stock-based compensation expense, and strategic consulting and litigation costs to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share—diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share—diluted and EBITDA.

Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude litigation expenses and non-recurring items that impact our ongoing business. See items (A) through (E) below for further information on the current quarter’s reconciling items.

Items (A) through (F) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income excluding deferred tax (benefit) expense,” “Net income per share—diluted,” “Net income per share excluding deferred tax (benefit) expense- diluted,” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (F).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Strategic consulting, acquisition integration and litigation costs. See item (2) on previous page. The Company’s management excludes certain board-directed consulting costs and litigation expenses when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) Intangible amortization costs. See item (3) on previous page. The Company’s management excludes amortization expenses associated with the acquisition of intangible assets when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(D) Corporate separation payment relating to employment termination benefits agreement. See item (4) on previous page. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(E) Deferred tax expense represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(F) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation charges and litigation expenses.